EXHIBIT 32.2

Certification Of Chief Financial Officer
pursuant to 18 U.S.C. § 1350 adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Jonathan Stern, Chief Financial Officer of Register.com, Inc. (the "Company"), hereby certify, pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(i) The Company’s accompanying Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii) The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jonathan Stern
Jonathan Stern
Chief Financial Officer

Dated: November 13, 2003

The foregoing certification is being furnished to the Securities and Exchange Commission and shall not be deemed filed as part of the Form 10-Q or deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act except to the extent the Company specifically incorporates it by reference. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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